As filed with the Securities and Exchange Commission on December 17, 2004

                                                                             Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JOHN H. HARLAND COMPANY

(Exact Name of Issuer as Specified in Its Charter)

Georgia (State or Other Jurisdiction of Incorporation or Organization)	58-0278260 (I.R.S. Employer Identification Number)

2939 Miller Road
Decatur, Georgia 30035
(Address of Principal Executive Offices) (Zip Code)

John H. Harland Company
Compensation Plan for Non-Employee Directors

John H. Harland Company
2005 Compensation Plan for Non-Employee Directors

John H. Harland Company
Post-2004 Deferred Compensation Plan

(Full Title of the Plans)

Timothy C. Tuff
President and Chief Executive Officer
John H. Harland Company
2939 Miller Road
Decatur, Georgia 30035
(Name and Address of Agent for Service)
770-981-9460
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:
John C. Walters
Senior Vice President, Secretary and General Counsel
John H. Harland Company
2939 Miller Road
Decatur, Georgia 30035

Alan J. Prince
King & Spalding LLP
191 Peachtree Street
Atlanta, Georgia 30303
(404) 572-4600

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities	Amount	Offering Price Per	Aggregate Offering	Amount of
to be Registered	to be Registered	Share (1)	Price (1)	Registration Fee
Deferred Compensation Obligations(2)	$10,000,000	100%	$10,000,000	$1,177
Common Stock, par value $1.00 per share (3)	343,710 shares(4)	$36.18	$12,435,428	$1,464

(1)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h). The Proposed Maximum Aggregate Offering Price for shares of common stock calculated on the basis of the average of the high and low sale prices of the Registrant’s Common Stock as quoted on the New York Stock Exchange on December 14, 2004.

(2)	$9,000,000 of the Deferred Compensation Obligations are unsecured obligations of the John H. Harland Company to pay deferred compensation in the future in accordance with the terms of the John H. Harland Post-2004 Deferred Compensation Plan. $1,000,000 of the Deferred Compensation Obligations are unsecured obligations of the John H. Harland Company to pay deferred compensation in the future in accordance with the terms of the John H. Harland Company 2005 Compensation Plan for Non-Employee Directors.

(3)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(4)	Pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional securities as may become issuable under the plans as the result of any future stock splits, stock dividends or similar adjustment of the Registrant’s common stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     This Registration Statement on Form S-8 relates to (i) an additional 143,710 shares of common stock, par value $1.00 (the “Common Stock”) of John H. Harland Company, a Georgia corporation (the “Company” or the “Registrant”) to be issued to certain non-employee directors pursuant to the John H. Harland Company Compensation Plan for Non-Employee Directors (the “1996 Plan”) (200,000 shares were previously authorized under the 1996 Plan of which 56,290 shares were previously registered on a registration statement on Form S-8 (File No. 333-94727)), (ii) 200,000 shares of Common Stock to be issued pursuant to the John H. Harland Company 2005 Compensation Plan for Non-Employee Directors (the “2005 Plan”), (iii) $1,000,000 of obligations of the Company to pay deferred compensation pursuant to the terms of the 2005 Plan, and (iv) $9,000,000 of obligations of the Company to pay deferred compensation pursuant to the terms of the John H. Harland Company Post-2004 Deferred Compensation Plan (the “Post-2004 Plan,” together with the 1996 Plan and the 2005 Plan, collectively, the “Plans”). The documents containing the information specified in Part I will be sent or given to participants in the Plans as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN
THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents that the Company has previous filed with the Commission are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003;

(b)	The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 26, 2004, June 25, 2004, and September 24, 2004;

(c)	The Company’s Current Report on Form 8-K filed on September 27, 2004; and

(d)	The description of the Company’s Common Stock contained in a Registration Statement on Form 8-A dated April 28, 1970, filed under the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the time of filing of such documents.

     Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     The following discussion is a summary of the Post-2004 Plan and the 2005 Plan as they relate to the deferred compensation obligations. This Summary is qualified entirely by the Post-2004 Plan and the 2005 Plan, copies of which have been filed as exhibits to this registration statement.

The Post-2004 Plan

     The Post-2004 Plan is an unfunded, non-tax qualified deferred compensation arrangement which will provide selected management employees as specified in the Post-2004 Plan, the opportunity to defer a portion of their compensation earned in a year and/or annual bonus paid in the year. The Company will credit each participating employee (each a “Participant”) with matching contributions for certain deferrals under the Post-2004 Plan. The obligations of the Company under the Post-2004 Plan (the “Obligations”) will be unsecured general obligations of the Company to pay the deferred compensation in the future in accordance with the terms of the Post-2004 Plan. The Company’s obligation to make any distribution to, or on behalf of, a Participant under the Post-2004 Plan will be made from the Company’s general assets and any claim by a Participant or beneficiary against the Company for any distribution under the Post-2004 Plan will be treated the same as a claim of any of the Company’s general and unsecured creditors. The Benefits Committee appointed by the Company’s President and Chief Executive Officer will serve as the administrator of the Post-2004 Plan. The Company has established a grantor trust with Merrill Lynch Trust Company, FSB, as trustee, for the purpose of funding the Company’s Obligations under the Post-2004 Plan.

     The amount of compensation earned in a year and/or annual bonus paid in the year to be deferred by each Participant will be determined in accordance with the Post-2004 Plan based on elections by each Participant. Each Obligation will be payable in a lump sum or installments, as elected by the Participant, upon the earliest to occur of death, disability, separation from service, or a date or dates selected by each Participant in accordance with the terms of the Post-2004 Plan. The Obligations will be indexed to one or more investment options individually chosen by each Participant from a list of investment options. Each Participant’s Obligation will be adjusted to reflect the investment experience, whether positive or negative, of the selected investment option(s).

     The Obligations are not subject to redemption, in whole or in part, prior to payment upon the earliest to occur of death, disability, separation from service, or a date or dates selected by each Participant in accordance with the terms of the Post-2004 Plan, except that the Committee may authorize an early distribution for reasons of severe financial hardship resulting from extraordinary and unforeseeable circumstances. Participants may not alienate, assign, commute, or otherwise encumber Obligations under the Post-2004 Plan for any purpose whatsoever and any attempt to do so will be disregarded as null and void. However, the Company reserves the right to amend or terminate the Post-2004 Plan at any time, except that no such amendment or termination shall adversely affect the right of the Participant to the balance credited to his or her account under the Post-2004 Plan as of the date of such amendment or termination.

The 2005 Plan

     The 2005 Plan is an unfunded deferred compensation plan under which the Company’s non-employee Directors (the “Directors”) receive their annual retainers, annual cash fees and meeting fees (the “Fees”) and are given an opportunity to defer all or a portion of such Fees. The Board of Directors has the exclusive responsibility and discretionary authority to control the administration of the 2005 Plan, but may delegate that authority to a committee or a person. Each Director will have the opportunity to elect the amount of Fees to be deferred pursuant to the terms of the 2005 Plan and whether the Fees are deferred in the form of cash or the Company’s stock. The Director’s account will be credited with either cash or stock equivalents depending on the Director’s election.

     As provided in the 2005 Plan, a Director’s account will be credited with additional stock equivalents for any cash or stock dividends paid on the Company’s common stock, and a Participant’s account will be adjusted for any change in the Company’s capital stock as a result of a dividend, distribution, stock split or recapitalization. A Participant may elect a different form or a different time of distribution for Fees deferred as provided in the 2005 Plan. The Company’s obligation to make any distributions to, or on behalf of a Director under the 2005 Plan (the “2005 Plan Obligations”) will be unfunded and unsecured, will be made from the Company’s general assets and any claim by a Participant or beneficiary against the Company for any distribution under the 2005 Plan will be treated the same as a claim of any of the Company’s general and unsecured creditors. The Company has not established any fund or trust to provide for the payment of the 2005 Plan Obligations.

     Participants may not alienate, assign, commute, or otherwise encumber any interest in the Plan for any purpose whatsoever and any attempt to do so will be disregarded as null and void. The Company reserves the right to amend or terminate the 2005 Plan at any time, except that no such amendment or termination shall adversely affect the right of the Participant to the balance of his or her deferred account as of the date of such amendment or termination.

Item 5. Interest of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

     The following summary is qualified in its entirety by reference to the complete text of the statute, the Company’s Restated Articles of Incorporation, as amended, and the Company’s Amended and Restated Bylaws referred to below.

PART 5 OF ARTICLE 8 OF THE GEORGIA BUSINESS CORPORATION CODE STATES:

     14-2-850. PART DEFINITIONS.

     As used in this part, the term:

(1)	“Corporation” includes any domestic or foreign predecessor entity of a corporation in a merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(2)	“Director” or “officer” means an individual who is or was a director or officer, respectively, of a corporation or who, while a director or officer of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A director or officer is considered to be serving an employee benefit plan at the corporation’s request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. Director or officer includes, unless the context otherwise requires, the estate or personal representative of a director or officer.

(3)	“Disinterested director” means a director who at the time of a vote referred to in subsection (c) of Code Section 14-2-853 or a vote or selection referred to in subsection (b) or (c) of Code Section 14-2-855 or subsection (a) of Code Section 14-2-856 is not:

(A)	A party to the proceeding; or

(B)	An individual who is a party to a proceeding having a familial, financial, professional, or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director’s judgment when voting on the decision being made.

(4)	“Expenses” includes counsel fees.

(5)	“Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

(6)	“Official capacity” means:

(A)	When used with respect to a director, the office of director in a corporation; and

(B)	When used with respect to an officer, as contemplated in Code Section 14-2-857, the office in a corporation held by the officer. Official capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.

(7)	“Party” means an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

(8)	“Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.

     14-2-851. AUTHORITY TO INDEMNIFY.

(a)	Except as otherwise provided in this Code section, a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if:

(1)	Such individual conducted himself or herself in good faith; and

(2)	Such individual reasonably believed:

(A)	In the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation;

(B)	In all other cases, that such conduct was at least not opposed to the best interests of the corporation; and

(C)	In the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

(b)	A director’s conduct with respect to an employee benefit plan for a purpose he or she believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (a)(2)(B) of this Code section.

(c)	The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Code section.

(d)	A corporation may not indemnify a director under this Code section:

(1)	In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under this Code section; or

(2)	In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

     14-2-852. MANDATORY INDEMNIFICATION.

     A corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

     14-2-853. ADVANCE FOR EXPENSES.

(a)	A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:

(1)	A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Code Section 14-2-851 or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by paragraph (4) of subsection (b) of Code Section 14-2-202; and

(2)	His or her written undertaking to repay any funds advanced if it is ultimately determined that the director is not entitled to indemnification under this part.

(b)	The undertaking required by paragraph (2) of subsection (a) of this Code Section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

(c)	Authorizations under this Code Section shall be made:

(1)	By the board of directors:

(A)	When there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or

(B)	When there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with subsection (c) of Code Section 14-2-824, in which authorization directors who do not qualify as disinterested directors may participate; or

(2)	By the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.

     14-2-854. COURT-ORDERED INDEMNIFICATION AND ADVANCES FOR EXPENSES.

(a)	A director who is a party to a proceeding because he or she is a director may apply for indemnification or advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall:

(1)	Order indemnification or advance for expenses if it determines that the director is entitled to indemnification under this part; or

(2)	Order indemnification or advance for expenses if it determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify the director or to advance expenses to the director, even if the director has not met the relevant standard of conduct set forth in subsections (a) and (b) of Code Section 14-2-851, failed to comply with Code Section 14-2-853, or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Code Section 14-2-851, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

(b)	If the court determines that the director is entitled to indemnification or advance for expenses under this part, it may also order the corporation to pay the director’s reasonable expenses to obtain court-ordered indemnification or advance for expenses.

     14-2-855. DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.

(a)	A corporation may not indemnify a director under Code Section 14-2-851 unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of the director is permissible in the circumstances because he or she has met the relevant standard of conduct set forth in Code Section 14-2-851.

(b)	The determination shall be made:

(1)	If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

(2)	By special legal counsel:

(A)	Selected in the manner prescribed in paragraph (1) of this subsection; or

(B)	If there are fewer than two disinterested directors, selected by the board of directors (in which selection directors who do not qualify as disinterested directors may participate); or

(3)	By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

(c)	Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subparagraph (b)(2)(B) of this Code Section to select special legal counsel.

     14-2-856. SHAREHOLDER APPROVED INDEMNIFICATION.

(a)	If authorized by the articles of incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast, a corporation may indemnify or obligate itself to indemnify a director made a party to a proceeding including a proceeding brought by or in the right of the corporation, without regard to the limitations in other Code Sections of this part, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization.

(b)	The corporation shall not indemnify a director under this Code Section for any liability incurred in a proceeding in which the director is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation:

(1)	For any appropriation, in violation of the director’s duties, of any business opportunity of the corporation;

(2)	For acts or omissions which involve intentional misconduct or a knowing violation of law;

(3)	For the types of liability set forth in Code Section 14-2-832; or

(4)	For any transaction from which he or she received an improper personal benefit.

(c)	Where approved or authorized in the manner described in subsection (a) of this Code section, a corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

(1)	The director furnishes the corporation a written affirmation of his or her good faith belief that his or her conduct does not constitute behavior of the kind described in subsection (b) of this Code section; and

(2)	The director furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that the director is not entitled to indemnification under this Code section.

     14-2-857. INDEMNIFICATION OF OFFICERS, EMPLOYEES AND AGENTS.

(a)	A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation:

(1)	To the same extent as a director; and

(2)	If he or she is not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes:

(A)	Appropriation, in violation of his or her duties, of any business opportunity of the corporation;

(B)	Acts or omissions which involve intentional misconduct or a knowing violation of law;

(C)	The types of liability set forth in Code Section 14-2-832; or

(D)	Receipt of an improper personal benefit.

(b)	The provisions of paragraph (2) of subsection (a) of this Code Section shall apply to an officer who is also a director if the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.

(c)	An officer of a corporation who is not a director is entitled to mandatory indemnification under Code Section 14-2-852, and may apply to a court under Code Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions.

(d)	A corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

     14-2-858. INSURANCE.

     A corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under this part.

     14-2-859. APPLICATION OF PART.

(a)	A corporation may, by a provision in its articles of incorporation or bylaws or in a resolution adopted or a contract approved by its board of directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses consistent with this part. Any such obligatory provision shall be deemed to satisfy the requirements for authorization referred to in subsection (c) of Code Section 14-2-853 or subsection (c) of Code Section 14-2-855. Any such provision that obligates the corporation to provide indemnification to the fullest extent permitted by law shall be deemed to obligate the corporation to advance funds to pay for or reimburse expenses in accordance with Code Section 14-2-853 to the fullest extent permitted by law, unless the provision specifically provides otherwise.

(b)	Any provision pursuant to subsection (a) of this Code Section shall not obligate the corporation to indemnify or advance expenses to a director of a predecessor of the corporation, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided. Any provision for indemnification or advance for expenses in the articles of incorporation, bylaws, or a resolution of the board of directors or shareholders, partners, or, in the case of limited liability companies, members or managers of a predecessor of the corporation or other entity in a merger or in a contract to which the predecessor is a party, existing at the time the merger takes effect, shall be governed by paragraph (3) of subsection (a) of Code Section 14-2-1106.

(c)	A corporation may, by a provision in its articles of incorporation, limit any of the rights to indemnification or advance for expenses created by or pursuant to this part.

(d)	This part does not limit a corporation’s power to pay or reimburse expenses incurred by a director or an officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party.

(e)	Except as expressly provided in Code Section 14-2-857, this part does not limit a corporation’s power to indemnify, advance expenses to, or provide or maintain insurance on behalf of an employee or agent.

ARTICLE X OF THE COMPANY’S RESTATED ARTICLES OF INCORPORATION, AS AMENDED, PROVIDES:

     No Director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a Director, except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) for the types of liabilities set forth in Section 14-2-832 of the Georgia Business Corporation Code, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Georgia Business Corporation Code is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the corporation shall be eliminated or limited to the fullest extent permitted by the Georgia Business Corporation Code, as amended. Neither the amendment nor repeal of this Article X nor the adoption of any provision of these Amended and Restated Articles of Incorporation inconsistent with this Article shall eliminate or adversely effect any right or protection of a Director of the corporation existing immediately prior to such amendment, repeal or adoption.

ARTICLE VI OF THE COMPANY’S AMENDED AND RESTATED BYLAWS PROVIDES:

     Section 1. Mandatory Indemnification. The Company shall indemnify to the fullest extent permitted by the Georgia Business Corporation Code, and to the extent that applicable law from time to time in effect shall permit indemnification that is broader than is provided in these Bylaws, then to the maximum extent authorized by law, any individual made a party to a proceeding (as defined in the Georgia Business Corporation Code) because he or she is or was a Director or an executive or corporate officer, against liability (as defined in the Georgia Business Corporation Code), incurred in the proceeding, if he or she conducted himself or herself in good faith and reasonably believed such conduct was in or not opposed to the best interests of the Company and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his conduct was unlawful.

     Section 2. Advance for Expenses. The Company shall pay for or reimburse the reasonable expenses incurred by a Director or any such officer who is a party to a proceeding in advance of the final disposition of the proceeding if:

(a)	Such person furnishes the Company a written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in Section 1 above; and

(b)	Such person furnishes the Company a written undertaking, executed personally on his or her behalf to repay any advances if it is ultimately determined that he or she is not entitled to indemnification.

     The written undertaking required by paragraph (b) above must be an unlimited general obligation of such person but need not be secured and may be accepted without reference to financial ability to make repayment.

     Section 3. Indemnification Not Exclusive. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the articles of incorporation, provision of these Bylaws, agreement, vote of shareholder or disinterested Directors or otherwise.

     Section 4. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits

The following exhibits are filed as part of this Registration Statement:

5.1	Opinion of King & Spalding LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of King & Spalding LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereof).

99.1	John H. Harland Company Compensation Plan for Non-Employee Directors.

99.2	John H. Harland Company 2005 Compensation Plan for Non-Employee Directors.

99.3	John H. Harland Company Post-2004 Deferred Compensation Plan.

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 17th day of December, 2004.

JOHN H. HARLAND COMPANY

By:	/s/ Timothy C. Tuff

Timothy C. Tuff
Chairman, President, and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy C. Tuff and John C. Walters and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on December 17, 2004:

/s/ Timothy C. Tuff Timothy C. Tuff	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/s/ Charles B. Carden Charles B. Carden	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ J. Michael Riley J. Michael Riley	Vice President and Controller (Principal Accounting Officer)

/s/ William S. Antle III William S. Antle III	Director

/s/ Robert J. Clanin Robert J. Clanin	Director

/s/ John D. Johns John D. Johns	Director

/s/ Richard K. Lochridge Richard K. Lochridge	Director

/s/ John J. McMahon, Jr. John J. McMahon, Jr.	Director

/s/ G. Harold Northrop G. Harold Northrop	Director

/s/ Larry L. Prince Larry L. Prince	Director

/s/ Eileen M. Rudden Eileen M. Rudden	Director

/s/ Jesse J. Spikes Jesse J. Spikes	Director

EXHIBIT INDEX

Exhibit
5.1	Opinion of King & Spalding LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of King & Spalding LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page hereof).

99.1	John H. Harland Company Compensation Plan for Non-Employee Directors.

99.2	John H. Harland Company 2005 Compensation Plan for Non-Employee Directors.

99.3	John H. Harland Company Post-2004 Deferred Compensation Plan.